UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 16, 2011

(Exact name of registrant as specified in its charter)

Delaware	001-02217	58-0628465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Coca-Cola Plaza Atlanta, Georgia	30313
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2011 (the “Effective Date”), the Compensation Committee of the Board of Directors (the “Compensation Committee”) of The Coca-Cola Company (the “Company”) amended and restated The Coca-Cola Company 1999 Stock Option Plan (the “1999 Stock Option Plan”), The Coca-Cola Company 2008 Stock Option Plan (the “2008 Stock Option Plan”), The Coca-Cola Company 1983 Restricted Stock Award Plan (the “1983 Restricted Stock Plan”), The Coca-Cola Company 1989 Restricted Stock Award Plan (the “1989 Restricted Stock Plan”) and The Coca-Cola Company Performance Incentive Plan (the “Performance Incentive Plan,” and together with the 1999 Stock Option Plan, the 2008 Stock Option Plan, the 1983 Restricted Stock Plan and the 1989 Restricted Stock Plan, the “Plans”).

The 1999 Stock Option Plan, the 2008 Stock Option Plan and the 1983 Restricted Stock Plan were each amended to provide that awards granted after the Effective Date are subject to accelerated vesting following a change in control (as defined in the applicable Plan) only if an employee is terminated within two years following the change in control, unless the successor company does not assume the awards, in which case, accelerated vesting occurs upon a change in control (the “Double-Trigger Provision”). In addition, the 1999 Stock Option Plan, the 2008 Stock Option Plan and the 1983 Restricted Stock Plan were each amended to include a “clawback” provision with respect to the recapture of awards as required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other law or the listing standards of the New York Stock Exchange (the “Clawback Provision”).

The 1989 Restricted Plan was amended to (1) include the Double-Trigger Provision, (2) include the Clawback Provision, (3) establish “stock price,” “number of transactions (number of physical packages sold),” “productivity” and “service level” as additional performance criteria (the “Additional Performance Criteria”) for future grants of performance-based awards under the Plan and clarify how performance criteria can be applied and calculated, (4) provide that in the case of performance share units or other share units, the Compensation Committee has sole discretion to determine whether a recipient shall receive dividends or dividend equivalents prior to the release of the shares and whether shares will be issued after the date performance is certified or just prior to the release date.  In addition, the Compensation Committee adopted an amendment to the form of restricted stock award agreements relating to performance share units (“PSUs”) under the 1989 Restricted Stock Plan (the “Award Agreements”) to include the Double-Trigger Provision and provide that no dividends or dividend equivalents will be paid either during the performance period or the holding period. The executive officers of the Company are entitled to receive awards under the Award Agreements.

The Performance Incentive Plan was amended to (1) include the Clawback Provision, (2) add the Additional Performance Criteria for future grants of performance-based awards under the Plan, remove “earnings before interest, taxes, and amortization” as a performance criteria and clarify how performance criteria can be applied and calculated and (3) increase the limit of future awards for any performance period to $12 million.

The amendments to the Plans and adoption of the Award Agreements were approved by the Compensation Committee pursuant to the authority granted to the Compensation Committee under the terms of each of the respective Plans.  The nature of these amendments did not require shareowner approval under the terms of the Plans, applicable law or the rules of the New York Stock Exchange.

The foregoing descriptions of the amendments to these Plans and the Award Agreements are qualified in their entirety by reference to the Plans and Award Agreements, respectively, copies of which are attached hereto as Exhibits 10.1 through 10.7 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

10.1	The Coca-Cola Company 1999 Stock Option Plan, as amended and restated through February 16, 2011

10.2	The Coca-Cola Company 2008 Stock Option Plan, as amended and restated effective February 16, 2011

10.3	The Coca-Cola Company 1983 Restricted Stock Award Plan, as amended and restated through February 16, 2011

10.4	The Coca-Cola Company 1989 Restricted Stock Award Plan, as amended and restated through February 16, 2011

10.5	Form of Restricted Stock Agreement (Performance Share Unit Agreement) in connection with The Coca-Cola Company 1989 Restricted Stock Award Plan, as adopted February 16, 2011

10.6	Form of Restricted Stock Agreement (Performance Share Unit Agreement) for France in connection with The Coca-Cola Company 1989 Restricted Stock Award Plan, as adopted February 16, 2011

10.7	The Coca-Cola Company Performance Incentive Plan, as amended and restated as of February 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY
(REGISTRANT)

Date: February 17, 2011	By:	/s/ Geoffrey J. Kelly
Geoffrey J. Kelly
Senior Vice President and General Counsel